Exhibit 10r

           SECOND SUPPLEMENTAL AGREEMENT TO BRIDGE LOAN AGREEMENT

     Second Supplemental Agreement dated as of August 3, 1998 to Bridge Loan Agreement dated as of May 8, 1998 (the "Loan Agreement") among Clean Diesel Technologies, Inc., a Delaware corporation (the "Company"), the Lenders under the Loan Agreement and the Lenders who have agreed to become parties thereto pursuant to the Supplemental Bridge Loan Agreement dated as of July 10, 1998 (collectively, the "Lenders").

                                Article 1.0
         Parri Passu Status with Other Convertible Preferred Stock

1.0. The undersigned Lenders hereby acknowledge and agree with the Company and one another that, if and when any Lenders' Bridge Loan Note is converted into Shares of Series A Convertible Preferred Stock, such Series A convertible Preferred Stock will be treated parri passu in all respects, upon a liquidation, dissolution or winding up of the Company, with ( i) the Series B Convertible Preferred Stock that the Company proposes to issue and
(ii) any other class or series of Preferred Stock issued by the Company which by its terms will be treated pari passu with the Series A Convertible Preferred Stock and which is approved by the holders of at least 60% of the shares of Series A Convertible Preferred Stock pursuant to Section 13(c)(ii) of the Certificate of Designation relating to the Series A Convertible Preferred Stock.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Agreement to be duly executed by their representatives thereunto duly authorized, all as of the date first above written.

CLEAN DIESEL TECHNOLOGIES, INC.

By: /s/ C.W. Grinnell
    -----------------
    (Vice) President



PLATINUM PLUS, INC.

By: /s/ S.M. Schecter
    -----------------
    (Vice) President




S G ASSOCIATES LIMITED
As Agent for the Remaining
Lenders under the Loan Agreement
and the Supplemental Loan Agreement.


By: /s/ D.R. Gray
    -------------
    Managing Director